UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2015, National Rural Utilities Cooperative Finance Corporation (“CFC”) entered into a Long Term Standby Commitment to Purchase (the “Agreement”) with Federal Agricultural Mortgage Corporation (“Farmer Mac”). Under this Agreement, CFC may designate certain loans, as approved by Farmer Mac and in the event any such loan later goes into material default for at least 90 days, upon request by CFC, Farmer Mac must purchase such loan at par value. CFC has designated and Farmer Mac has approved an initial tranche of loans of $522 million and CFC can designate additional tranches of loans. CFC will pay Farmer Mac a monthly fee based on the unpaid principal balance of the loans in the tranche(s) for the commitment to purchase loans under the Agreement. The Agreement will terminate on the earlier to occur of (a) when all of the designated loans have been purchased or paid in full, (b) if either party provides notice of termination following an event of default by the other party, or (c) at CFC’s option, any time at least two (2) years after the date of the Agreement, upon six (6) month’s prior written notice by CFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  September 2, 2015